Exhibit 99.1

FICO Announces Earnings for First Quarter Fiscal 2017

Revenue of $220 million vs. $200 million in prior year

GAAP EPS of $1.16, including favorable impact of excess tax benefits

SAN JOSE, Calif., Jan. 31, 2017 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its first fiscal quarter ended December 31, 2016.

First Quarter Fiscal 2017 GAAP Results
Net income for the quarter totaled $37.9 million, or $1.16 per share, versus $19.2 million, or $0.59 per share, reported in the prior year period.

The current quarter earnings include a reduction to income tax expense of $17.3 million, or $0.53 per share, associated with the adoption of FASB Accounting Standards Update No. 2016-09 ("ASU 2016-09") in the first quarter of fiscal 2017. Under ASU 2016-09, excess tax benefits or deficiencies generated upon the settlement or exercise of stock awards are no longer recognized as additional paid-in capital but are instead recognized as a reduction or increase to income tax expense.

Net cash provided by operating activities for the quarter was $33.0 million versus $50.6 million in the prior year period, and both periods reflect the impact of ASU 2016-09.

First Quarter Fiscal 2017 Non-GAAP Results
Non-GAAP Net Income for the quarter was $33.5 million vs. $32.1 million in the prior year period. Non-GAAP EPS for the quarter was $1.03 vs. $0.99 in the prior year period. Free cash flow for the quarter was $28.0 million vs. $45.7 million in the prior year period. Free cash flow for both periods reflects the impact of ASU 2016-09. These Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP measures in the financial tables at the end of this release.

First Quarter Fiscal 2017 GAAP Revenue
The company reported revenues of $219.6 million for the quarter as compared to $200.1 million reported in the prior year period.

"We had a great start to our fiscal 2017," said Will Lansing, chief executive officer. "We achieved strong top-line growth throughout the company, and are well positioned to continue our momentum."

Revenues for the first quarter of fiscal 2017 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $134.8 million in the first quarter, compared with $120.2 million in the prior year quarter, an increase of 12%. This was due to increased license sales in Fraud Management Solutions, increased services revenues in Originations Solutions, and increased transactional volumes in Customer Communications Services.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and business-to-consumer (B2C) service, were $59.4 million in the first quarter, compared to $56.0 million in the prior year quarter, an increase of 6%. B2B revenue increased 8% and B2C revenue increased 3% from the prior year quarter.
  Decision Management Software revenues, which include FICO® Blaze Advisor®, FICO® Xpress Optimization and related professional services, were $25.4 million in the first quarter compared to $23.9 million in the prior year quarter, an increase of 6%, due primarily to increased services revenues from Xpress Optimization.

Outlook
The company is updating its previously provided guidance for fiscal 2017 as a result of the impact of ASU 2016-09 on the current quarter to approximately:

	Previous Fiscal 2017 Guidance	Quarter 1, 2017 Impact of ASU 2016-09	New Fiscal 2017 Guidance
Revenue	$925 million	-	$925 million
GAAP Net Income	$109 million	$17 million	$126 million
GAAP Earnings Per Share	$3.39	$0.53	$3.92
Non-GAAP Net Income	$158 million	-	$158 million
Non-GAAP Earnings Per Share	$4.92	-	$4.92

Fiscal 2017 guidance has been updated for the impact from ASU 2016-09 recorded in the current quarter. As a result of the adoption of ASU 2016-09 on October 1, 2016, we no longer record excess tax benefits as an increase to additional paid-in capital, but record such excess tax benefits on a prospective basis as a reduction of income tax expense, which amounted to $17.3 million for the quarter ended December 31, 2016. Since these favorable tax benefits are largely unrelated to our current year's income before taxes and are unrepresentative of our normal effective tax rate, we excluded the impact of ASU 2016-09 on net income and EPS for the three months ended December 31, 2016 for purposes of calculating the non-GAAP financial measures to facilitate an evaluation of our current performance and a comparison to past performance. We also anticipate the potential for increased periodic volatility in future effective tax rates from the continuing impact of ASU 2016-09. The impact for future periods is not reflected in the fiscal 2017 guidance. The magnitude of the impact, which may be favorable or unfavorable, is dependent upon our future grants of stock-based compensation, our future stock price in relation to the fair value of awards on their grant dates and the exercise behavior of our stock option holders.

The Non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance."

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its first quarter fiscal 2017 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.FICO.com/investors. A replay of the webcast will be available through January 31, 2018.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. The webcast can be accessed via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO
FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956 and based in Silicon Valley, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 170 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com.

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO and Blaze Advisor are registered trademarks of Fair Isaac Corporation in the U.S. and other countries.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2016 and Form 10-Q for the quarter ended December 31, 2016. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	September 30,
	2016	2016
ASSETS:
Current assets:
Cash and cash equivalents	$ 88,101	$ 75,926
Accounts receivable, net	155,714	167,786
Prepaid expenses and other current assets	40,929	23,926
Total current assets	284,744	267,638

Marketable securities and investments	23,182	21,936
Property and equipment, net	43,959	45,122
Goodwill and intangible assets, net	818,930	832,034
Other assets	53,583	53,946
	$ 1,224,398	$ 1,220,676

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 48,744	$ 50,732
Accrued compensation and employee benefits	41,506	71,216
Deferred revenue	57,465	47,129
Current maturities on debt	102,000	77,000
Total current liabilities	249,715	246,077

Long-term debt	518,672	493,624
Other liabilities	34,105	34,147
Total liabilities	802,492	773,848

Stockholders' equity	421,906	446,828
	$ 1,224,398	$ 1,220,676

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2016	2015

Revenues:
Transactional and maintenance	$ 153,660	$ 147,072
Professional services	43,543	34,152
License	22,397	18,852
Total revenues	219,600	200,076

Operating expenses:
Cost of revenues	69,997	62,193
Research & development	26,142	24,631
Selling, general and administrative	85,214	78,838
Amortization of intangible assets	3,320	3,580
Total operating expenses	184,673	169,242
Operating income	34,927	30,834
Other expense, net	(6,272)	(7,058)
Income before income taxes	28,655	23,776
Provision for income taxes	(9,246)	4,535
Net income	$ 37,901	$ 19,241

Basic earnings per share:	$ 1.22	$ 0.62
Diluted earnings per share:	$ 1.16	$ 0.59

Shares used in computing earnings per share:
Basic	30,989	31,185
Diluted	32,536	32,436

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net income	$ 37,901	$ 19,241
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	9,058	7,441
Share-based compensation	14,519	14,700
Changes in operating assets and liabilities	(28,963)	(6,792)
Other, net	463	16,039
Net cash provided by operating activities (1)	32,978	50,629

Cash flows from investing activities:
Purchases of property and equipment	(4,319)	(4,294)
Net cash used in investing activities	(4,319)	(4,294)

Cash flows from financing activities:
Proceeds from revolving line of credit	60,000	26,000
Payments on revolving line of credit	(10,000)	(15,000)
Proceeds from issuances of common stock	3,663	1,199
Taxes paid related to net share settlement of equity awards	(35,598)	(24,462)
Repurchases of common stock	(30,442)	(28,382)
Other, net	(618)	(622)
Net cash used in financing activities (1)	(12,995)	(41,267)

Effect of exchange rate changes on cash	(3,489)	(478)

Increase in cash and cash equivalents	12,175	4,590
Cash and cash equivalents, beginning of period	75,926	86,120
Cash and cash equivalents, end of period	$ 88,101	$ 90,710

(1)

During the quarter ended December 31, 2016, we adopted Accounting Standards Update No. 2016-09 which addresses, among other items, updates to the presentation of excess tax benefits related to stock based compensation. Excess tax benefits are no longer classified as a reduction of operating cash flows. We have adopted changes to our condensed consolidated statements of cash flows on a retrospective basis. The impact to net cash provided by operating activities and net cash used in financing activities for the quarter ended December 31, 2015 was $10.1 million.

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2016	2015

Applications revenues:
Transactional and maintenance	$ 84,881	$ 80,983
Professional services	34,341	27,126
License	15,543	12,032
Total Applications revenues	$ 134,765	$ 120,141

Scores revenues:
Transactional and maintenance	$ 58,252	$ 55,217
Professional services	521	748
License	609	37
Total Scores revenues	$ 59,382	$ 56,002

Decision Management Software revenues:
Transactional and maintenance	$ 10,527	$ 10,872
Professional services	8,681	6,278
License	6,245	6,783
Total Decision Management Software revenues	$ 25,453	$ 23,933

Total revenues:
Transactional and maintenance	$ 153,660	$ 147,072
Professional services	43,543	34,152
License	22,397	18,852
Total revenues	$ 219,600	$ 200,076

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2016	2015

GAAP net income	$ 37,901	$ 19,241
Amortization of intangible assets	3,320	3,580
Stock-based compensation expense	14,519	14,700
Income tax adjustments	(4,987)	(5,414)
Excess tax benefit	(17,261)	-
Non-GAAP net income	$ 33,492	$ 32,107

GAAP diluted earnings per share	$ 1.16	$ 0.59
Amortization of intangible assets	0.10	0.11
Stock-based compensation expense	0.45	0.45
Income tax adjustments	(0.15)	(0.17)
Excess tax benefit	(0.53)	-
Non-GAAP diluted earnings per share	$ 1.03	$ 0.99

Free cash flow
Net cash provided by operating activities	$ 32,978	$ 50,629
Capital expenditures	(4,319)	(4,294)
Dividends paid	(618)	(622)
Free cash flow	$ 28,041	$ 45,713

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

	Previous Fiscal 2017 Guidance	Quarter 1, 2017 Impact of ASU 2016- 09	New Fiscal 2017 Guidance

GAAP net income	$ 109	$ 17	$ 126
Amortization of intangible assets	14	-	14
Stock-based compensation expense	56	-	56
Income tax adjustments	(21)	-	(21)
Excess tax benefit	-	(17)	(17)
Non-GAAP net income	$ 158	$ -	$ 158

GAAP diluted earnings per share	$ 3.39	$ 0.53	$ 3.92
Amortization of intangible assets	0.43	-	0.43
Stock-based compensation expense	1.75	-	1.75
Income tax adjustments	(0.65)	-	(0.65)
Excess tax benefit	-	(0.53)	(0.53)
Non-GAAP diluted earnings per share	$ 4.92	$ 0.53	$ 4.92

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com or Media: Greg Jawski, Porter Novelli, (212) 601-8248, greg.jawski@porternovelli.com